As filed with the Securities and Exchange Commission on May 19, 2021.
File No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 DENNY'S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3487402
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
203 East Main Street, Spartanburg, South Carolina	29319-9966
(Address of principal executive offices)	(Zip Code)

Denny’s Corporation 2021 Omnibus Incentive Plan
(Full title of the plan)

Gail Sharps Myers
Executive Vice President, Chief Legal Officer, Chief People Officer and Secretary
Denny’s Corporation
203 East Main Street
Spartanburg, South Carolina 29319-0001
(864) 597-8000
(Name, Address and Telephone number, including area code, of Agent for Service)

with copy to:
Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”  “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value	4,398,974 shares (1)	$16.30 (2)	$71,703,277 (2)	$7,822.83 (2)

(1)Amount to be registered consists of an aggregate of 4,398,974 shares to be issued pursuant to the grant or exercise of awards under the Denny’s Corporation 2021 Omnibus Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions.
(2)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of Denny’s Corporation reported on the NASDAQ Capital Market on May 13, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this registration statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.

(b) Upon written or oral request, Denny’s Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Gail Sharps Myers, Executive Vice President, Chief Legal Officer, Chief People Officer and Secretary of the Company, at the address and telephone number on the cover of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:

(1)  The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020;

(2)  The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021;

(3)  The description of the Company’s Common Stock set forth in its Registration Statement on Form 8-A filed with the Commission on January 7, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to, rather than filed with, the Commission shall not be deemed incorporated by reference in this Registration Statement.

    Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

J. Scott Melton, Assistant General Counsel and Assistant Secretary, is passing on certain legal matters regarding the shares of Common Stock being registered pursuant to this Registration Statement. Mr. Melton is a full-time employee of the Company, owns shares of the Company’s Common Stock, and is eligible to participate in the Plan.

Item 6.	Indemnification of Directors and Officers.

Our restated certificate of incorporation, as amended, provides that we will indemnify our directors and officers to the full extent permitted by Section 145 of the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that the extent to which a corporation may indemnify its directors and officers depends on the nature of the action giving rise to the indemnification right. In actions not on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In actions on behalf of the corporation, directors and officers may be indemnified for acts taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except for acts as to which the director or officer is adjudged liable to the corporation, unless the relevant court determines that indemnification is appropriate despite such liability. Section 145 of the DGCL also permits a corporation to (i) reimburse present or former directors or officers for their defense expenses to the extent they are successful on the merits or otherwise and (ii) advance defense expenses upon receipt of an undertaking to repay the corporation if it is determined that payment of such expenses is unwarranted.

To supplement the general indemnification right contained in our restated certificate of incorporation, as amended, our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the DGCL (as described above). Our amended and restated by-laws also require us to purchase insurance to protect the Company and any person against any liability or expense asserted against or incurred by such person in connection any action to the fullest extent authorized by the DGCL, provided that such insurance is available on acceptable terms.

In addition to the indemnification rights described above, our restated certificate of incorporation, as amended, eliminates the personal liability of our directors to the fullest extent permitted by the DGCL. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties except for: (i) breaches of the duty of loyalty, (ii) acts or omissions in bad faith, (iii) improper dividends or share redemptions and (iv) transactions from which the director derives an improper personal benefit.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Company hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spartanburg, state of South Carolina, on this 19th day of May, 2021.

DENNY'S CORPORATION

By:	/s/ Robert P. Verostek
Robert P. Verostek
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gail Sharps Myers, John C. Miller, and Robert P. Verostek as the undersigned 's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Miller	Chief Executive Officer and Director	May 19, 2021
John C. Miller	(Principal Executive Officer)

/s/ Robert P. Verostek	Executive Vice President, Chief Financial Officer	May 19, 2021
Robert P. Verostek	(Principal Financial Officer)

/s/ Jay C. Gilmore	Senior Vice President, Chief Accounting Officer and Corporate Controller	May 19, 2021
Jay C. Gilmore	(Principal Accounting Officer)

/s/ Brenda J. Lauderback	Director and Chair of the Board of Directors	May 19, 2021
Brenda J. Lauderback

/s/ Bernadette S. Aulestia	Director	May 19, 2021
Bernadette S. Aulestia

/s/ Olu Beck	Director	May 19, 2021
Olu Beck

/s/ Gregg R. Dedrick	Director	May 19, 2021
Gregg R. Dedrick

/s/ José M. Gutiérrez	Director	May 19, 2021
José M. Gutiérrez

/s/ Donald C. Robinson	Director	May 19, 2021
Donald C. Robinson

/s/ Laysha Ward	Director	May 19, 2021
Laysha Ward

/s/ F. Mark Wolfinger	President and Director	May 19, 2021
F. Mark Wolfinger

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Denny's Corporation dated March 3, 2003, as amended by Certificate of Amendment to Restated Certificate of Incorporation to Increase Authorized Capitalization dated August 25, 2004 (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Denny's Corporation for the year ended December 29, 2004).

3.2	Amended and Restated By-Laws of Denny's Corporation, amended and restated as of November 7, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Denny's Corporation filed with the Commission on November 13, 2018).

5.1	Opinion of J. Scott Melton, Esq., regarding the legality of the securities being registered.

23.1	Consent of J. Scott Melton, Esq. (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

99.1	Denny’s Corporation 2021 Omnibus Incentive Plan.